UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
June 14, 2004
(Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Item 5. Other Events

On June 15, 2004, Callon Petroleum Company issued the press release attached as Exhibit 99.1 announcing that the company closed on a three-year $175 million senior secured credit facility underwritten by the lender, Union Bank of California, N.A. At closing, $21 million was advanced under the new facility for repayment of existing debt.

Item 7. Financial Statements and Exhibits

     Exhibits

Exhibit Number	Title of Document
10.1	Credit Agreement dated June 14, 2004.
99.1	Press release dated June 15, 2004 announcing a new credit facility.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
June 15, 2004	By:	/s/ John S. Weatherly
John S. Weatherly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document
10.1	Credit Agreement dated June 14, 2004.
99.1	Press release dated June 15, 2004 announcing a new credit facility.